EXHIBIT 21

                    BUILDING MATERIALS CORPORATION OF AMERICA
                              LIST OF SUBSIDIARIES


                                                               STATE OF
COMPANY                                                      INCORPORATION
-------                                                      -------------
BMCA Insulation Products Inc.                                  Delaware
BMCA Receivables Corporation                                   Delaware
Building Materials Investment Corporation                      Delaware
Building Materials Manufacturing Corporation                   Delaware
GAF Leatherback Corp.                                          Delaware
GAF Materials Corporation (Canada)                             Delaware
GAF Premium Products Inc.                                      Delaware
   Wind Gap Real Property Acquisition Corp.                    Delaware
GAFTECH Corporation                                            Delaware
LL Building Products Inc.                                      Delaware
   Ductwork Manufacturing Corporation                          Delaware